EXHIBIT 99.1

FORM OF PROXY

CAPITAL PACIFIC BANCORP

PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

This proxy is solicited on behalf of the board of directors of Capital Pacific Bancorp.

The undersigned hereby appoints Mark Stevenson and Felice Belfiore as proxies, with full power of substitution, and hereby authorizes them, or either of them, to represent and to vote as designated below, all the shares of Capital Pacific Bancorp’s common stock held of record by the undersigned on January 12, 2015, at the special meeting of shareholders to be held on March 3, 2015, or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. The board of directors unanimously recommends that you vote FOR Proposals 1 and 2. If no direction is provided, the proxies named above will vote FOR Proposal 1 and FOR Proposal 2.

Proposal 1: Approval of the Agreement and Plan of Merger dated as of November 19, 2014, relating to the merger of Capital Pacific Bancorp with and into Pacific Continental Corporation (the “Merger Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

Proposal 2: Approval of one or more adjournments of the special meeting of shareholders of Capital Pacific Bancorp, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the Merger Proposal (the “Adjournment Proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned acknowledges receipt of the notice of special meeting and accompanying proxy statement and revokes all prior proxies for said meeting. Please date and sign exactly as name appears hereon. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: , 2015

Signature	Signature (if held jointly)

Please mark, sign, date and return the proxy using the enclosed envelope.